UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 20, 2007

DCI USA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31143	22-3742159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Bond Street Great Neck, New York 11021
(Address of principal executive offices)

(212) 994-9594
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation/Appointment of Directors

As previously disclosed in the Company’s Quarterly Report on Form 10-QSB, filed with the Securities and Exchange Commission (the “SEC”) on November 19, 2007 (the “Quarterly Report”), effective on November 16, 2007, Jonathan Ilan Ofir resigned from his positions as director and Chairman of the Board of Directors of the Company. In addition, on November 20, 2007, Amir Elbaz resigned from his position as a director of the Company.

On November 24, 2007, the Board of Directors appointed Ofer Arbib as a director and Chairman of the Board of Directors of the Company.

Between January 2001 and September 2001, Mr. Arbib was a director of Casaclick SpA, a Pirelli RE company located in Italy. From October 2001 to December 2003, Ofer Arbib was a director with Elitrade SRL, an Italian real estate advisory company which values and sells real estate portfolios for banks and private companies. In 2004, Elitrade became the exclusive representative of Colliers International in Italy. Ofer Arbib is currently the sole director of TSSS, Inc., a Delaware corporation.

Ofer Arbib is not a director in any other reporting company. Mr. Arbib will hold office until the next annual meeting of shareholders or until his successor has been duly elected and qualified. Mr. Arbib does not have any family relationships with any of the directors or executive officers of the Company. Other than as disclosed in the Company’s Quarterly Report on Form 10-QSB, filed with the SEC on November 19, 2007, there were no other transactions during the last two years, or any proposed transactions, to which the Company was or is to be a party, in which Mr. Arbib had or is to have a direct or indirect material interest.

Appointment of Chief Executive Officer

Effective as of November 24, 2007, the Company appointed Marc Narboni as Chief Executive Officer. Mr. Narboni has been serving as a director of the Company since February 11, 2005. In consideration for the services to be rendered to the Company in his capacity as Chief Executive Officer, the Company has agreed to pay Mr. Narboni the sum of $5,000 per month for the first two months, after which the Board will renegotiate such compensation as well as the reimbursement of previously approved expenses relating to his position as Chief Executive Officer.

Marc Narboni studied Talmudic law at a yeshiva in Jerusalem from March 2000 through September 2001. From April 2001 until present, Mr. Narboni has served as co-founder and Chief Executive Officer of Einsof Capital, an investment company which invests in real estate and equities. He also holds a BA in hotel and business management. Mr. Narboni is a member of our audit committee.

Mr. Narboni is not a director in any other reporting company. He has not been a general partner or executive officer with any company that has filed for bankruptcy within the last five years. He does not have any familial relationships with any other directors or executive officers of the Company. Other than the $5,000 per month in compensation to be paid to by the Company to Mr. Narboni (discussed above), and the 1,000,000 shares of common stock issued to Mr. Narboni on October 29, 2007, as a director of the Company (as disclosed in the Company’s Quarterly Report), there were no transactions during the last two years, or any proposed transactions, to which the Company was or is to be a party, in which Mr. Narboni had or is to have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2007

DCI USA, INC. (Registrant)

By:	/s/ Marc Narboni
Name: Title:	Marc Narboni Chief Executive Officer